DST SYSTEMS, INC.
                   STRATEGIC GLOBAL ADVISORS LLC FEE SCHEDULE
                                 TERM: 3 YEARS
                 EFFECTIVE SEPTEMBER 30, 2016 -- AUGUST 31, 2019

I.   ACCOUNT SERVICE FEES

     A.   MINIMUM FEES

           CUSIPS in the range 1 -- 7
                   Year 1                                       $18,000 per CUSIP per year
                   Years 2-5                                    $24,000 per CUSIP per year
           CUSIPS in the range > 7                              $12,000 per CUSIP per year
           Institutional Money Market CUSIPS                    $48,000 per CUSIP per year
                   (NOTE: MINIMUM APPLIES UNLESS CHARGES INCLUDED IN SECTION B EXCEED THE MINIMUM.)

     B.   ACCOUNT MAINTENANCE AND PROCESSING FEES

           Non Level 3 Open Accounts
                   0 -- 10,000 Accounts                         $22.00 per account per year
                   10,001 -- 30,000 Accounts                    $20.00 per account per year
                   30,001 + Accounts                            $18.00 per account per year
           Level 3 Open Accounts
                   0 -- 1,500 Accounts                          $12.00 per account per year
                   1,501 -- 3,000 Accounts                      $10.00 per account per year
                   3,001 -- 4,500 Accounts                      $8.00 per account per year
                   > 4,501 Accounts                             $6.00 per account per year
           Closed Accounts                                      $1.50 per account per year

     C.   ONE TIME SET-UP FEES

           New Fund for Existing Management Company             $1,030 per CUSIP
           New Management Company with a Single Fund            $2,575 per mgt. company
           New Management Company with Multiple Funds           $5,150 per mgt. company

     D.   ASSET BASED FEE

              $0 -- $500,000,000                                0.250 basis points per year
              $500,000,000 -- $1,000,000,000                    0.100 basis points per year
              $1,000,000,000 and greater                        0.025 basis points per year

II.  OPTIONAL SERVICE FEES(1)

         12b-1 Processing                                       $0.23 per open & closed acct
                                                                per cycle

----------
(1)  DST requires 120 days' notice to begin providing Optional Services, which time period may be reduced upon mutual agreement. DST requires 120 days'
     notice to cease supporting and billing for Optional Services. The Fund will be billed for Optional Services ended prior to the 120 days at the average monthly amount for the function from the prior six months invoices multiplied by the number of months or partial months to the full 120 day period.



                                                                 STRATEGIC GLOBAL ADVISORS LLC
                                                                                  FEE SCHEDULE
                                                                                   PAGE 2 OF 5

          Institutional Manual Transactions                     $8.49 per item

          Lost Shareholder Compliance                           $1.50 per lost S/H account per
                                                                year + $0.20 per database match

          Escheatment Costs                                     $250 per CUSIP per filing
                                                                + $5.00 per item + OOP Costs

          CDSC/Sharelot Processing                              $2.48 per account per year

          Personal Performance
               Minimum Fee                                      $515 per run
               Account Fee                                      $0.13 per run

          Ad-Hoc Reporting                                      $250.00 per report

          Anti-Money Laundering Fees *
               Monthly Minimum                                  $100 per management co
               Foreign Accounts                                 $0.21 per open account per year
               Non-Foreign Accounts                             $0.16 per open account per year

          Short Term Trader Fees *
               90 Days or Less                                  $0.070 per account per year
               91 Days -- 180 Days                              $0.130 per account per year
               181 Days -- 270 Days                             $0.190 per account per year
               271 Days -- 366 Days                             $0.250 per account per year
               367 Days -- 2 Years                              $0.370 per account per year

          TA2000 Data Transmission to non-DSTO print vendors    $0.02 per record
          Aged History Retention Fee - Online                   $5.00 per 1,000 lines
          Aged History Retention Fee - Offline                  $3.50 per 1,000 lines

          Reimbursable and Other Expenses                       Exhibit A
          NSCC *                                                Exhibit B
          Vision(TM) -- REQUIRES SEPARATE AGREEMENT             Exhibit C
          Financial Intermediary / TPA Fees *                   Exhibit D
          Fund Closing / Deconversion *                         Exhibit E
          Cash Utilization                                      Exhibit F



                                                                 STRATEGIC GLOBAL ADVISORS LLC
                                                                                  FEE SCHEDULE
                                                                                   PAGE 3 OF 5

III. COMPUTER/TECHNICAL SUPPORT (STANDARD 2016 RATES) *

          Business Analyst/Tester:
               Dedicated                                        $130,493 per year (1,690 hours)
               On-Request                                       $115.75 per hour
          COBOL Programmer:
               Dedicated                                        $220,020 per year (1,690 hours)
               On-Request                                       $174.73 per hour
          Workstation Programmer:
               Dedicated                                        $252,173 per year (1,690 hours)
               On-Request                                       $206.99 per hour
          WEB Developer
               Dedicated                                        $269,201 per year (1,690 hours)
               On-Request                                       $222.62 per hour
     Full Service Support:
               Senior Staff Support                             $77.50 per hour
               Staff Support                                    $57.50 per hour
               Clerical Support                                 $47.50 per hour

     Conversion/Acquisition Costs -- reimbursable and other expenses including, but not limited to travel and accommodations, programming, training, equipment installation, etc.

                                                   STRATEGIC GLOBAL ADVISORS LLC
                                                                    FEE SCHEDULE
                                                                     PAGE 4 OF 5

NOTES:
A. OPEN AND CLOSED ACCOUNTS FEES
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall cease to be charged in the month following the Purge Date, as hereinafter defined. The "Purge Date" for any year shall be any day after June 1st of that year, as selected by the Fund, provided that written notification is presented to DST at least forty-five (45) days prior to the Purge Date.

B. NEW MANAGEMENT COMPANY / FUND ESTABLISHMENT
Establishing a new Fund requires a minimum of 30 days advance notice.

Establishing a new management company requires a minimum of 60 days advance notice.

The One Time Set- Up fees will only be charged in the event that a new fund(s) and/or new management company does not go live, including seed money, during the month it was scheduled to go live. The One Time Set-Up fees for a new Management Company do not include the DST programming hours to set up the INVESTOR product nor do they include the DSTCC programming charges.

If a new Fund goes live after the 16th of the month with funded assets, including seed money, the CUSIP and Open Account charges for that month will be charged at a 50% discount of the current rate.

C. FEE INCREASES
The fees payable under each Advisor Complex Schedule shall increase annually, effective as of each anniversary of the Effective Date of such Advisor Complex Schedule, by an amount not to exceed the percentage increase, if any, in the Consumer Price Index for all Urban Consumers (CPI-U) in the Kansas City, Missouri-Kansas Standard Metropolitan Statistical Area, All Items, Base 1982-1984=100, as reported by the Bureau of Labor Statistics, since the last anniversary date; provided, however, if the percentage increase in the CPI-U since the last anniversary date exceeds five percent (5%) the fee increase shall be limited to five percent (5%) and the amount by which the percentage increase in the CPI-U exceeds five percent (5%) may be charged in later years, provided in no year will the fee increase exceed five percent (5%). If the Bureau of Labor Statistics ceases to publish such Consumer Price Index for all Urban Consumers, DST shall in good faith select an alternate adjustment index. Items marked by an "*" are subject to change with 60 days notice.

D. LATE FEES
Any fees or reimbursable and other expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1.5% per month until payment is received.

E. TERMINATION FEES
To be assessed by DST and paid by the Trust in accordance with the provisions of Section 21 of the Agreement.

                                                   STRATEGIC GLOBAL ADVISORS LLC
                                                                    FEE SCHEDULE
                                                                     PAGE 5 OF 5
FEES ACCEPTED BY:
DST Systems, Inc.                      Strategic Global Advisors LLC

By: /s/ Christopher G. Shaw            By: /s/ Cynthia Tusan
    -----------------------                -----------------
Name: Christopher G. Shaw              Name: Cynthia Tusan

Title: Officer                         Title: President

Date: 10/3/16                          Date: 9/26/2016

                                                                       EXHIBIT A

REIMBURSABLE AND OTHER EXPENSES

================================================================================

This schedule does not include reimbursable and other expenses that are incurred on the Fund's behalf.

Examples of reimbursable and other expenses include, but are not limited to the items listed below.

     Forms
     Postage (to be paid in advance if so requested)
     Mailing Services
     Computer Hardware and Software - specific to Fund or installed at remote site at Fund's direction
     Telecommunications Equipment and Lines/Long Distance Charges
     Magnetic Tapes, Reels or Cartridges
     Magnetic Tape Handling Charges
     Microfiche/EFS/Microfilm
     Freight Charges
     Printing
     Bank Wire and ACH Charges
     Proxy Processing - per proxy mailed not including postage
          Includes:
               Proxy Card
               Printing
               Outgoing Envelope
               Return Envelope
               Tabulation and Certification
     T.I.N. Certification (W8 & W9)
          (Postage associated with the return envelope is included)
     Disaster Recovery(1)* (Includes St. Louis Data center)
     Off-site Record Storage

     Travel, Per Diem and other Billables incurred by DST personnel traveling to, at and from the Fund at the request of the Fund.

     Base Compliance Program Expense - $175,000(2)


----------
(1) The annual charge of $0.206 per account, is paid monthly in increments of one-twelfth of the annual charge and will increase proportionate to any increase in DST's costs to provide the recovery service or in the event that the current recovery goal is shortened. The current recovery goal is to have the TA2000 System as provided for in the Business Contingency Plan operational 4 hours after DST's declaration of a disaster. Data communications expenses for connectivity to the backup sites (DST owned or recovery vendor provided) are part of the DST network charges and are billed monthly as an out-of-pocket expense unless network is Fund-provided, in which case connectivity is the responsibility of Fund.

(2) Will not increase by more than 10% in years 2 and 3 provided there are no material changes in the regulatory environment. DST and SEI will review annually the number of clients/management companies to determine whether or not there has been a material impact which would warrant a change in the Compliance Program expense.

                                                                       EXHIBIT B

                      NSCC FEES AND OUT-OF-POCKET EXPENSES

================================================================================

DST FEES

     DST charges $1,764 per CUSIP per year for the NSCC platform.

NSCC PARTICIPANT FEES(1)

     The NSCC charges $40 per month per NSCC Participant any for CPU access/shared line costs.

      A combined participant base fee of $200 per month is charged for the following services:

     FUND/SERV:

     The NSCC charges an activity charge of $.175 per inputted transaction. Transactions include purchases, redemptions and exchanges.

     NETWORKING:

     - $.02 per account for funds paying dividends on a monthly basis

     - $.01 per account for funds paying dividends other than monthly


     COMMISSION SETTLEMENT:

     - $.30 per hundred records, per month, for one to 500,000 records; there is a $50 per month minimum processing charge

     - $.20 per hundred records, per month, for 500,001 to 1,000,000 records

     - $.10 per hundred records, per month, for 1,000,001 records and above

     MUTUAL FUND PROFILE SERVICE MONTHLY MEMBERSHIP FEE

     - $325.00 per month

SETTLING BANK FEES

     The fund may be charged fees by the Funds Settling Bank at which the net settlement account resides for monthly maintenance of this account. These are negotiated directly between the Fund and the Settling Bank.


----------
(1) DST does not guarantee fees charged by the NSCC.

                                                                  EXHIBIT C, P.1

                                     VISION
                                  FEE SCHEDULE

Unless specifically indicated otherwise, all fees, charges and discounts will be applied separately to each individual affiliate of Customer that has been assigned a unique management code.

ID CHARGES
NUMBER OF ID BREAKPOINTS           ID CHARGE BREAKPOINTS
------------------------ -----------------------------------------------------
1 - 500                            $3.25 per month/per ID for each of the first 500 IDs
501 - 1,000                        $3.00 per month/per ID for each of the next 500 IDs
1,001 - 2,000                      $2.75 per month/per ID for each of the next 1,000 IDs
2,001 - 3,450                      $2.50 per month/per ID for each of the next 1,450 IDs
3,451 - +                          No charge for each additional ID over 3,450

In accordance with the schedule above, ID Charges for each affiliate of Customer cannot exceed a monthly maximum of $9,500.

INQUIRY CHARGES
Initial Set-up Fee                                      None
Per View Charge(1)
          Standard                                      $0.05
          Reduced                                       $0.025

STATEMENT CHARGES (OPTIONAL)
Individual Statement Retrieval Charge                   $0.05 per statement
Batch Statement Load Charge(2)                          $0.03 per image
Monthly Statement Interface Support Charge(3)                $1,300

The Statement Retrieval Charges do not cover any charges or expenses Customer may incur from its statement vendor.


----------
(1)The Standard Per View Charge is currently assessed when an information request retrieves data from individual system-level tables to return a response. DST may, from time to time, determine that certain information requests that retrieve data from a consolidated table to return a response are eligible for the Reduced Per View Charge. Although the foregoing represents the approach DST has historically taken with respect to Per View Charges, DST reserves the right at any time to change the components and/or structure of the Per View Charge. If applicable, Vision Charges do not include any charges or expenses Customer may incur separately from DST for AWD transactions or images offered through Vision.

(2)The Batch Statement Load charge and the Data Extract charge will only be assessed at the time the statements are provided to Vision by the statement vendor or at the time data files are retrieved by Vision, as applicable, not at the time of viewing or downloading.

(3) If Customer uses DST Output, LLC or a subsidiary of DST Output, LLC as its electronic statement vendor, the Monthly Statement Interface Support Charge will be waived.

                                                                  EXHIBIT C, P.2

DATA EXTRACT CHARGES(2)
Advisor Requests                                                        $0.12 per file
Non-Advisor Requests                                                    $6.00 per file

EMAIL ALERT CHARGES
Per email charge                                                        $0.05
TRANSACTION PROCESSING CHARGES (OPTIONAL)
Initial Set-up Fee                                                      None
Purchase, Redemption, Exchange, Maintenance                             $0.10 per transaction
NSCC Reject Processing                                                  $0.10 per transaction
Workflow Response                                                       $0.10 per transaction
New Account Establishment (each new account transaction                 $0.35 per transaction
       may contain one or more new accounts)
New Account Web Service Image Delivery                                  $0.65 per image
Monthly Minimum(1)                                                      Greater of $500 or actual usage

DEALER/BRANCH/REP UPDATES (OPTIONAL)
Flat Fee(6)
          SalesConnect Customers (Rep level)                            Waived
          SalesConnect Customers (Branch level)
          and Non-SalesConnect Customers
                                                   NUMBER OF ACCOUNTS        FLAT FEE CHARGE
                                                   0 -- 25,000               $0 per month
                                                   25,001 -- 100,000         $250.00 per month
                                                   100,001 -- 500,000        $500.00 per month
                                                   500,001 -- 1,000,000      $1,000.00 per month
                                                   1,000,001 - +             $2,000.00 per month
Per Update
          SalesConnect Customers (Rep level)                                 Waived
          SalesConnect Customers (Branch level)
          and Non-SalesConnect Customers                                     $0.10 per transaction

DST will combine accounts for all affiliates of Customer for purposes of determining the applicable Flat Fee for Customer's affiliated corporate complex. It is Customer's responsibility to notify DST in writing of qualifying company affiliations. Customer's number of accounts will be reviewed every January 1 for purposes of determining the monthly Flat Fee charges for that year.


----------
(1) NSCC Reject Processing and Workflow Response shall not be considered when calculating the Monthly Minimum charge for Transaction Processing.

                                                                  EXHIBIT C, P.3

VOLUME DISCOUNTS
Discount Schedule (monthly)(1)
                                        $7,500 - $15,000  20%
                                        $15,001 - $30,000 25%
                                        $30,001 - $45,000 30%
                                        $45,001 - +       35%
The percentage discount is applied incrementally to the dollars associated with each breakpoint.

PLATINUM/GOLD DISCOUNT
An additional discount shall be applied to the net Fees (i.e., after Volume Discounts) paid by Customer for DST's Vision Services if Customer is utilizing DST's Basic FAN Mail Services pursuant to the applicable Master Agreement for DST FAN Mail Services, as follows:

At the beginning of the next calendar year following the first calendar year in which Customer has received Basic FAN Mail Services pursuant to the Service Exhibit to the Master Agreement for DST FAN Mail Services, and at the beginning of each calendar year thereafter, DST shall review the average combined annual usage fees actually paid by Customer for Basic FAN Mail Services and Vision Services for the previous calendar year. Customer shall receive the following discounts on Vision Services fees for the then current calendar year, in the event the total annual combined usage fees paid by Customer for Basic FAN Mail Services and Vision Services equal or exceed at least:

GOLD LEVEL

Qualification: $180,000.00 annually, but less than $300,000.00.
Discount:      The discount for each billing cycle equals 2 1/2% of Vision usage fees billed for such cycle.

PLATINUM LEVEL

Qualification: $300,000.00 annually, but less than $2,000,000.00.
Discount:      The discount for each billing cycle equals 5% of Vision usage fees billed for such cycle.

PLATINUM PLUS LEVEL

Qualification: $2,000,000.00 annually.
Discount:      The discount for each billing cycle equals 10% of Vision usage fees billed for such cycle.

DST will combine qualified usage fees for all affiliates of Customer for purposes of determining the applicable discount for Customer's affiliated corporate complex. It is Customer's responsibility to notify DST in writing of qualifying company affiliations. DST will not combine an affiliate's usage fees with Customer's unless and until Customer has so notified DST. No retroactive adjustments to the Gold and Platinum discounts will be made based on previously undisclosed company affiliations. If Customer qualifies, the discount will be shown on each invoice issued to Customer.


----------
(1) ID Charges, Monthly Statement Interface Support Charges, Dealer/Branch/Rep Updates Flat Fee and Transaction Processing Initial Set-up Fee are not included in Volume Discount calculations.

                                                                  EXHIBIT C, P.4

VISION

SECURITY PROCEDURES

1.A. ID/PASSWORD REQUIREMENTS - USERS

Authentication of a User in Vision is based on the Vision Operator ID and Password.
Required - The Vision Operator ID, assigned by DST, shall have access authorization as determined by Customer. This may include the following access levels, at Customer's option, the contents of which shall be determined by
Customer:

     Unrestricted Access - This allows the User to view any account information for all of Customer's Financial Products.

     Dealer Level Access - This allows the User to view any account information with the authorized dealer number.

     Dealer/Branch Level Access - This allows the User to view any account information with the authorized dealer and branch combination.

     Dealer/Representative Level Access - This allows the User to view any account information with the authorized dealer and representative combination.

     Tax ID Level Access -This allows the User to view any account with the authorized Social Security Number and/or TIN of the Unit Holder.

     Trust/TPA Access -- This allows the User to view any account with the authorized trust company or Third Party Administrator number assigned to the underlying account/contract.

Required - Password is used in conjunction with Vision Operator ID to access the Vision Web Site, which consequently provides access to any Financial Product account information that has been previously authorized by Customer. Vision does not use a personal identification number (PIN).

1.B. ID/PASSWORD REQUIREMENTS -- CUSTOMER POINT OF CONTACT

Authentication of a Customer point of contact in the Distribution Support Services Web Site is based on an Operator ID and Password.

Required - The Operator ID, chosen by Customer, shall have access as determined by Customer. Access will be specific to the management company associated with Customer. This may include the following access levels, at Customer's option, inquiry only access (Customer point of contact may only view information related to Users) or update access (Customer point of contact may update profiles related to Users, including, but not limited to, changing, adding and deleting User information). DST shall store the Operator ID and associated access levels. Any personnel changes or access changes affecting Customer point of contact must be communicated to DST promptly.

                                                                  EXHIBIT C, P.5

Required - Password is used in conjunction with Operator ID to access the Distribution Support Services Web Site, which consequently provides access to any User information (profile, firm, address, authorization information, etc.).

2. ENCRYPTION
The DST Web server runs Secure Sockets Layer ("SSL"). The purpose of using SSL is to encrypt data transmissions through the Vision Web Site and the Distribution Support Services Web Site and block communications through the Vision Web Site or the Distribution Support Services Web Site from Internet browsers which do not support SSL data encryption. The standard level of encryption supported by the Vision Web Site and the Distribution Support Services Web Site is 128-bit encryption.

3. NETWORK ACCESS CONTROL
A device referred to as a "firewall" is located between the Internet and the collection of electronic documents or pages residing on DST's computer system, linked to the Internet and accessible through the World Wide Web, where the data fields and related screens provided by DST may be viewed by Users who access such site ("DST Web Site"). The purpose of the firewall is to control connectivity to the DST Web Site at the port level. This equipment is located and administered at DST's Winchester data center. Changes to the systems residing on this computer are submitted through the DST change control process. DST is advised by its current firewall provider that this equipment will not interrogate data, and that its only function is to limit the type of traffic accessing the DST Web Site. Ports on the firewall are configured to be consistent with ports at the DST Web Site.
All services and functions within the DST Web Site are deactivated with the exception of services and functions which support the transfer of files. All ports on the DST Web Site are disabled, except those ports required to transfer files. All "listeners" are deactivated. Directory structures are "hidden" from the user. Services which provide directory information are also deactivated.

4. LIMITATION OF USERS
Access of DST personnel to the DST Web server is restricted within DST to a limited number of users based upon DST system administration requirements, as determined by appropriate DST systems managers from time to time.

5. RIGHT TO AUDIT
Customer may audit, at its expense, the Vision Web Site and the Distribution Support Services Web Site once in each 12 month period and any associated systems or networks within FAN, after providing reasonable written notice to DST. The audit may include review of configurations, audit trails, and maintenance of systems and software within FAN associated with the Vision Web Site and the Distribution Support Services Web Site. Tools which may be used for the audit may include network security tools; provided, that DST may specify the time at which any tool is used, if DST reasonably believes that such tool may affect system performance. The audit will be coordinated through the DST Internal Audit Office and DST will be entitled to observe all audit activity. Customer will not perform any action that may interfere with the uptime or stability of DST's systems or networks. Subject to the foregoing, Customer may perform any audit activity which is technically possible for a user of the public Internet. In particular, Customer and its review team will be considered authorized users and DST will not seek prosecution under any computer crime or other applicable statutes for such activity.

                                                                  EXHIBIT C, P.6

                  USER ENROLLMENT AND AUTHORIZATION PROCEDURES

The following procedures are part of the Security Procedures applicable to Vision Services.

1.   ENROLLMENT
     Each User is required to complete an Electronic Enrollment Form, which is available at a URL designated by DST (at the date of this Agreement - www. dstvision. com). Users enrolling for access may complete the enrollment process by providing DST with information called for in the Electronic Enrollment Form about their practice and the Financial Products they wish to access.

2.   CUSTOMER AUTHORIZATION
     Upon receiving a completed Electronic Enrollment Form from a User, DST will make available an Authorization Request to Customer (point of contact) through the Distribution Support Services Web Site. The Authorization Request will identify the level of access requested and the security criteria as well as provide a sample client Tax ID/Social Security Number.

     Through the Distribution Support Services Web Site, Customer point of contact is solely responsible for authorizing or denying each User request for access to Transactions through Vision Services. When authorizing requests, security criteria must be verified by Customer. This includes verifying:

          o Appropriate Level of Authorization. Please note, each authorization will provide access to the level indicated on DST's Authorization Request. Access may be requested at the dealer, dealer/branch, dealer/representative, tax ID, or Trust/TPA level.

          o Accurate Access Security Criteria. Customer must verify that each field authorized in the security criteria accurately represents the dealer/branch/representative or tax ID information which appears on the master of the representative's client's accounts. 100% of the representative's accounts should reflect the authorized criteria.

     Customer assumes all responsibility for verifying the security level of each new User authorization request. DST shall not be required to verify that the person who processes the Authorization Request is legally authorized to do so on behalf of Customer and DST shall be entitled to rely conclusively upon such approval/denial without further duty to inquire.

3.   PASSWORD & ID NOTIFICATION
     When Customer approves an authorization request, the User's ID is updated for the authorized security and an e-mail is sent to the User notifying him/her of their access to the Vision Web Site. Users are required to establish their own initial password at a URL designated by DST (at the date of this Agreement - WWW.DSTVISION.COM/ASSIGNPSWD.HTML).

                                                                       EXHIBIT D

FINANCIAL INTERMEDIARY/THIRD PARTY ADMINISTRATOR FEES

BASE FEE (PER INTERMEDIARY PER MONTH)                                 $117.76

PHONE CALLS (INBOUND/OUTBOUND)(1)                                     $4.71 each

TRANSACTIONS: (1)

          Manual Same Day (T) Processing/Settlement
          Environments (not processed until money received)           $4.12 each
          Manual or Automated Non-Same Day (T+x) Processing/
          Settlement Environments (systematic "as-of" T NAV,
          adjusted supersheets, expedited money movement)            $12.95 each

ALL INBOUND ELECTRONIC DATA TRANSMISSIONS

Data Transmissions/Interfaces:
 First 10 Intermediaries                                             $60 /intermediary/month
 Next 15 Intermediaries                                              $46 /intermediary/month
 Intermediaries over 25                                              $36 /intermediary/month

Initial Set-up                                     Standard Programming/Client Services Fees

Note: DST will assess charges to receivers of outbound electronic data transmissions comprised of an initial setup fee, and a monthly fee based on the number of management companies being accessed.

----------
(1) If the Transfer Agency fee agreement has lower stated rates for phone calls and manual same day (T) transactions DST will honor those stated rates.

                                                                       EXHIBIT E

FUND CLOSING / DECONVERSION FEE SCHEDULE



FEES EFFECTIVE AS OF FUND CLOSING OR DECONVERSION:(1)

     Closed Accounts                             As stated in fee schedule

     Closed CUSIP Fee                            $177 per closed CUSIP per month

PROGRAMMING
     As required, at DST's then current standard rates.

REIMBURSABLE AND OTHER EXPENSES

     This schedule does not include reimbursable and other expenses that are incurred on the Fund's behalf. Examples of such reimbursable and other expenses include but are not limited to forms, postage, mailing services, telephone line/long distance charges, transmission of statement data for remote print/mail operations, remote client hardware, document storage, tax certification mailings, magnetic tapes, printing, microfiche, Fed wire bank charges, ACH bank charges, NSCC charges, as required or incurred, etc. Reimbursable and other expenses are billed separately from Account Maintenance and Programming fees on a monthly basis.


----------
(1) Charges are effective through May of the following year to compensate DST for tax reporting and statement production.

                                                                  EXHIBIT F, P.1

                              DST CASH UTILIZATION
                               INVESTMENT SERVICE

The following describes the DST Cash Utilization investment service:

     1) Net collected balances: Net collected balances in the Client's transfer agency bank accounts at UMB Bank, N.A. ("UMB"), will be invested each day in two separate overnight UMB sponsored sweep vehicles with comparable rates of return to UMB's earnings credit rate.

          Money market Sweep: Balances able to be determined by a predetermined cutoff time each business day will be swept into a Money market account in DST's name. This account will be registered as "for the account of DST (Client Name)". The next morning of a business day, the identical principal amounts will be swept back into the originating accounts with the earnings remaining in the Money market account. The following business day, balances will again be swept into the Money market account and will be invested overnight along with residual earnings from previous days, and so on each business day.

          Overnight Rep: Each evening of a business day, balances exclusive of those already swept into the Money Market account (with some UMB constraints) will be swept into an overnight Repo investment. The next morning of a business day, principal and earnings amounts will be swept back into the originating accounts, with DST maintaining an ongoing reconciliation of principal versus earnings in your accounts.

          No investment advisory functions: DST would not be performing investment advisory functions as part of this service. The Money Market and Repo sweep vehicles are UMB product offerings.

     2) Lower bank account service charges: For customer electing to use the new Cash Utilization service, DST has renegotiated lower bank account service charges (projected to be 10% less than your current service charges) from UMB by leveraging our collective Transfer Agent and Corporate relationships with the bank. These reduced fees will benefit you directly and will not be available to smaller, individual customers of the bank.

          Service Fee payment: Each month, UMB will determine your service fees and invoice them to DST. DST will pay them on your behalf from the accumulated earnings of both overnight investment vehicles. DST will provide you with a copy of the UMB invoice supporting these charges.

     3) DST Fee: DST's fee for this service allows for DST to collect 25% of all gross overnight investment earnings from both investment vehicles for this Cash Utilization service.

          DST Fee Collection: Each month, DST will determine the amount of this fee and deduct it from the accumulated earnings of both overnight investment vehicles. We will provide you with detail supporting the calculation of this fee.


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                                                                  EXHIBIT F, P.2

     4) Net Earnings Credit: Each month, the remaining net earnings, reduce by both UMB and DST service charges, will be credited against the funds' Transfer Agency fees as a direct reduction of fund expenses. Should earnings exceed fees, the excess earnings will be available to be credited against future fees or returned to the client based on direction from the client.pro

          Reconciliation: DST will perform the reconciliation of earnings, service charges and credits. DST will also determine the apportionment of the credits to the individual funds in accordance with the following procedure; the portion of the total credit that each fund receives shall be equal to the percentage of total TA fees that each fund's individual fees represent each month. On your TA fee invoice, we will provide the detail of the original gross charges, the amount of the credit for each individual fund and the net amount due for each fund. The funds would pay DST only the net of total TA fees and reimbursable and other expenses less the amount of the credits.

     5) Legal Opinion: We have reviewed the Legal Opinion of Seward & Kissel, LLP ("Seward") dated July 19, 2000 and hereby advise you that, as assumed by Seward in such letter, the existing agreements whereby 'The Client' receive transfer agency services from DST through UMB, currently the transfer agent for such Funds, have been, and the agreement now being negotiated by and between the Funds and DST whereby DST is appointed as the transfer agent for the Funds will be, approved by a majority of the directors or trustees of each Fund, including a majority of those directors or trustee who are not "interested person" of the Fund or its affiliates, as that term is defined in the 1940 Act.

     6) Authorization: Not withstanding anything in any agreement under which DST is authorized, directly or indirectly, to perform transfer agency, shareholder servicing agency or related services, whether as principal, agent or sub-agent, to the contrary, DST is hereby authorized and instructed to open bank accounts in DST's name for the deposit and holding of, and to deposit into and hold in such accounts, all checks and payments received by DST form NSCC, broker-dealers or shareholders, and any other sums received by DST, for investment in shares, while such sums await their actual delivery to and investment in such Funds.